UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/02/2006

DRUGSTORE.COM, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-26137

DE	043416255
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

411 108th Ave NE
Suite 1400
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

(425) 372-3200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On June 2, 2006, drugstore.com, inc. (the "Company") entered into a Separation Agreement and Release (the "Separation Agreement") with Christopher Hauser, the Company's Vice President, Operations. A copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

In the Separation Agreement, the Company and Mr. Hauser agreed to the material terms and conditions set forth below:

- Mr. Hauser's employment with the Company and its affiliates will end on June 2, 2006 (the "Termination Date").

- The Company will allow Mr. Hauser to exercise vested option grants until December 29, 2006. No additional option shares will vest after the Termination Date.

- The Company will pay Mr. Hauser the equivalent of eight weeks salary to compensate him for the vacation benefits he was unable to use during his employment.

- Mr. Hauser waives any claims against the Company and releases the Company from any claims that existed or may have existed at any time up to the date of the Separation Agreement, with the exception of any claims arising under the Indemnification Agreement between the Company and Mr. Hauser, which remains in full effect.

- The Confidentiality and Inventions Agreement between the Company and Mr. Hauser will remain in full effect.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the provisions of the Separation Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

10.1        Separation Agreement and Release dated June 2, 2006 by and between drugstore.com, inc. and Christopher Hauser

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.

Date: June 02, 2006	By:	/s/ Robert A. Barton
Robert A. Barton
VP, Finance and Chief Financial Officer